EXHIBIT 10.18

                         MANAGEMENT CONSULTING AGREEMENT

         THIS AGREEMENT is made effective as of the 1st day of July, 2006.

BETWEEN:

                  XTRA-GOLD RESOURCES CORP.
                  a company incorporated under the laws of the State of Nevada, having a head office at 6 Kersdale Avenue, Toronto ON M6M 1C8 Canada

                  (hereinafter referred to as "XTRA")

- and -

                  GOLDEYE CONSULTANTS LTD.
                  a company incorporated under the laws of the Turks & Caicos Islands, British West Indies, having a head office at P.O. Box 150, Design House Providenciales,
                  Turks & Caicos Islands, British West Indies

                  (hereinafter referred to as "GOLDEYE")

- and -

                  WILLIAM EDWARD MCKECHNIE

                  (hereinafter referred to as "MCKECHNIE")


         WHEREAS Goldeye possesses the requisite knowledge and experience in connection with the precious metals industry, mineral exploration and production, in particular, the ability to provide senior management services to a mining company;

         AND WHEREAS McKechnie has been a director of Xtra since November 2003 and the Chairman and Chief Executive Officer of Xtra since August 2005;

         AND WHEREAS McKechnie is a director of Goldeye;

         AND WHEREAS McKechnie was appointed as a director of Goldeye in May
2006;

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         AND WHEREAS Xtra wishes to engage Goldeye on a management consulting basis with a view to Goldeye providing certain business consulting services to Xtra.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained in this agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Xtra, Goldeye and McKechnie (collectively referred to as the Parties") agree as follows:

1.       SERVICES TO BE PROVIDED

         (a) Goldeye shall provide management consulting services (the "SERVICES") to Xtra as may be required by Xtra from time to time. The Services shall only be fulfilled by McKechnie and shall not be delegated or assigned, except with the express written consent of Xtra.

         (b) The scope of the Services are set out in Schedule "A" annexed hereto and will be strictly of a consulting nature.

2.       COMPENSATION

         (a) Effective July 1, 2006, Goldeye shall be paid a monthly fee of Cdn.$5,000.00 in connection with the Services (the "FEES") and the Fees shall be paid to Goldeye in a manner of payment to be agreed to between the Parties.

         (b) The Parties acknowledge that Goldeye has been paid an aggregate amount of Cdn.$20,000.00 retroactively from March 1, 2006 for Services provided during the months of March, April, May and June, 2006.

         (c) Xtra agrees to increase the Fees payable to Goldeye to Cdn.$10,000.00 upon the earlier of the bulk test at the Kwabeng concession located in the Republic of Ghana (i) achieving profitability; or (ii) being completed.

         (d) Xtra agrees to increase the Fees payable to Goldeye to Cdn.$15,000.00 upon the earlier of the full scale mining operation to be conducted at the Kwabeng concession (a) achieving profitability; or (b) having occurred for two months.

         (e) Any other compensation to be paid to Goldeye, including bonus payments, shall be reviewed by the board of directors of Xtra (the "BOARD") and/or the Compensation Committee, if such committee is formed at the relevant time, in the following manner:

                  (i)      on the earlier of:

                           A. six (6) months from the effective date of this Agreement;

                           B. Xtra becoming a reporting company;

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                  (ii)     two months of profitability having being achieved
                           from the full scale mining operation at the Kwabeng concession; and

                  (iii) such other time that the Board and/or the Compensation Committee existing at such time may deem appropriate.

3.       PLACE OF WORK

         Goldeye shall render the Services at such place or places where Xtra conducts its business.

4.       TIME

         The daily schedule in connection with providing the Services and the hours worked on any given day shall generally be at Goldeye's discretion, but at all times shall be subject to and dependent upon Xtra's needs. Xtra relies upon Goldeye to ensure that sufficient time is devoted as is necessary in order to fulfill the spirit and purpose of this Agreement.

5.       REIMBURSEMENT FOR EXPENSES INCURRED BY GOLDEYE ON BEHALF OF XTRA

         Goldeye will submit an expense report for expenses actually and properly incurred on behalf of Xtra on no less than a monthly basis in the form provided by Xtra for such purpose. Xtra shall reimburse Goldeye for approved reasonable expenses within five (5) business days following receipt of Goldeye's itemized monthly expense report. Goldeye agrees to provide proper receipts for expenses incurred and submitted.

6.       REPRESENTATIONS OF GOLDEYE AND MCKECHNIE

         (a) Goldeye and McKechnie each represent that McKechnie has the requisite qualifications, experience and capabilities to perform the Services to a standard of care, skill and diligence acceptable within the mining industry and that the Services will be provided and this Agreement performed in compliance with all applicable laws, ordinances, rules and regulations.

         (b) Goldeye and McKechnie each further represent that, during the previous 10 years:

                  (i) there has been no bankruptcy filed by or against Goldeye, McKechnie or by or against any business of which Goldeye and/or McKechnie was a general partner or executive officer at the time the petition was filed or within two (2) years prior to the filing;

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                  (ii)     neither Goldeye nor McKechnie has been charged with
                           or convicted in a criminal proceeding anywhere of an offence which is or would be an indictable offence for which a pardon has not been granted;

                  (iii) neither Goldeye nor McKechnie has been subject to any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting its/his involvement in any type of business, securities or banking activities; and

                  (iv) neither Goldeye nor McKechnie has been found by a court of competent jurisdiction (in a civil action), the SEC or the CFTC of violating a federal or state securities or commodities law where the judgment has not been reversed, vacated or suspended.

7.       INDEPENDENT CONSULTANT

         (a) Goldeye shall provide the Services as an independent contractor and McKechnie is not and shall not be construed to be an employee of Xtra and Xtra is not responsible for McKechnie's wages or benefits or any matters pertaining thereto.

         (b) Goldeye and McKechnie shall not be entitled to or receive any benefit normally provided to Xtra's employees including, but not limited to, vacation pay, health, disability and other insurance coverage, sick pay or retirement funds.

         (c) No withholding for income taxes or any other tax or contribution shall be deducted from payments made by Xtra to Goldeye. Goldeye herein agrees to be solely responsible for the payment of taxes or contributions due on any amounts paid by Xtra under this Agreement. Goldeye agrees to indemnify and hold harmless Xtra for any and all demands or claims for taxes, withholding taxes or any other form of payment to any government authority from Xtra in respect of Goldeye or McKechnie including interest, penalties and costs in connection therewith. This section survives the termination of this Agreement.

8.       TOOLS OF TRADE AND SUPPLIES

         Goldeye shall provide all equipment, tools, books and materials used in the Services and shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, tools or supplies necessary or appropriate for the performance of the Services, unless otherwise agreed to in advance by Xtra.

9.       EXCLUSIVITY OF GOLDEYE

         Subject to the terms and conditions of the Confidentiality and Non-Compete Agreement referred to in paragraph 10 of this Agreement, a copy of which is annexed hereto as Schedule "B", Goldeye and McKechnie are not required to provide their services exclusively to Xtra.

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                                     - 5 -

10.      CONFIDENTIALITY AND NON-COMPETE AGREEMENT AND OWNERSHIP OF INFORMATION

         Goldeye and McKechnie agree to the terms of and shall enter and execute a Confidentiality and Non-Compete Agreement in the form and substance annexed hereto as Schedule "B" simultaneously with the execution of this Agreement.

11.      INDEMNIFICATION

         In the event of any legal action commenced by a corporation or an individual with respect to the Services under this Agreement, Xtra hereby agrees to indemnify and hold harmless Goldeye from and against all such actions, claims, liabilities, costs and expenses and the legal fees and disbursements in connection therewith shall be borne by Xtra; provided that the indemnification provided under this paragraph shall not be available to the extent of Goldeye's or McKechnie's gross negligence, a breach of this Agreement by Goldeye or McKechnie, willful misconduct by Goldeye or McKechnie, violation of any applicable laws, ordinances, rules or regulations by Goldeye or McKechnie, or under circumstances where applicable law does not permit indemnification.

12.      ASSIGNMENT

         This Agreement shall be binding upon the Parties and their respective heirs, executors, legal representatives, successors and assigns. This Agreement shall not be assignable by any Party without the express written consent of all Parties.

13.      TERM

         The term of this Agreement is for a fixed term of five (5) years commencing on July 1, 2006 and ending on June 30, 2011 (the "TERM") unless terminated earlier in accordance with paragraph 14 below. The Term of this Agreement may only be renewed by written agreement of all Parties. If the Parties have not reached a written agreement respecting any renewal of the Term of this Agreement on or before March 31, 2011, then, unless otherwise agreed in writing, they each shall be entitled to act on the assumption that this Agreement shall expire at the end of the Term. Upon expiry of the Term, Goldeye shall have no further entitlements.

14.      TERMINATION

         (a) Goldeye may terminate this Agreement at any time during the Term without reason or cause by providing Xtra with three (3) months' written notice of termination, which notice may be waived in whole or part by Xtra.

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         (b)      Xtra may terminate this Agreement at any time during the Term without reason or cause by payment to Goldeye of Goldeye's Fees for a six (6) month period following such termination at the rate in effect and in the manner and at the time of payment in effect at the time of termination. For clarity purposes, the Parties agree that, pursuant to this subparagraph 14(b), on termination, Goldeye shall be paid Fees over the six (6) month period following termination at the rate in effect at the time of termination, that is Fees totaling (i) CAD$30,000.00, in the event that the Fees are CAD$5,000.00 per month; or (ii) CAD$60,000.00, in the event that the Fees are CAD$10,000.00 per month; or (iii) CAD$90,000.00, in the event that the Fees are CAD$15,000.00 per month. Payment of the Fees shall not be reduced by amounts earned by Goldeye during the six (6) month period following termination from alternative sources of work.

         (c) Xtra may terminate this Agreement without providing Goldeye with any notice of termination or payment in lieu thereof in the event of any one of the following causes:

                  (i) Goldeye or McKechnie commit a material breach of this Agreement or of the Confidentiality and Non-Compete Agreement referred to in paragraph 10 herein, a copy of which is annexed hereto as Schedule "B";

                  (ii) a bankruptcy is filed by or against Goldeye or McKechnie or any business of which Goldeye and/or McKechnie was a general partner or executive officer at the time the petition was filed or within two (2) years prior to the filing;

                  (iii) Goldeye or McKechnie is charged or convicted in a criminal proceeding anywhere of an offence which is or would be an indictable offence for which a pardon has not been granted;

                  (iv) Goldeye or McKechnie become subject to any order, judgment or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities;

                  (v) Goldeye or McKechnie is found by a court of competent jurisdiction (in a civil action), the SEC or the CFTC of violating a federal or state securities or commodities law;

                  (vi) Goldeye or McKechnie commit fraud or similar offence against Xtra;

                  (vi) any other act or omission which would amount to cause for termination of this Agreement at law.

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                                     - 7 -

                  With respect to the foregoing events set out in this paragraph 14(c), Xtra shall not be required to pay any Fees to Goldeye, save and except for those Fees outstanding for services rendered to the date of termination of this Agreement, prorated from the date upon which Fees were last paid to Goldeye to the date of termination of this Agreement.

         (d) In the event that Xtra terminates this Agreement, or Goldeye provides notice of termination of this Agreement under paragraph 14(a), at any time within 6 months of a Change of Control of Xtra as hereinafter defined, Xtra shall pay Goldeye on such termination a lump sum payment representing 100% of the Fees for an eighteen (18) month period at the rate in effect at the time of termination. For clarity purposes, the Parties hereto agree that, pursuant to this subparagraph 14(d), Xtra shall pay Goldeye a lump sum payment based on its monthly Fees in effect at the time of termination of either
                  (i) CAD$90,000.00, in the event that the Fees are CAD$5,000.00 per month; (ii) CAD$180,000.00, in the event that the Fees are CAD$10,000.00 per month, or (iii) CAD$270,000.00, in the event that the Fees are CAD$15,000.00 per month, as well as any Fees payable for services rendered to the date of termination, prorated from the date upon which Fees were last paid to Goldeye to the date of termination. Where termination under this paragraph 14(a) is initiated by Xtra, payments made by Xtra under this paragraph 14(a) are in substitution of and not in addition to the payments referred to in paragraph 14(b). For clarity purposes, a "CHANGE OF CONTROL" shall mean the occurrence of (a) any person, other than an Employee (as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or (b) the individuals who at the commencement date of the agreement entered into between the consultant and our Company (the "MC AGREEMENT"), constitute the Board, cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the commencement of the MC Agreement; or
                  (c) there is a failure to elect two or more candidates nominated by management of the Company to the Board; or (d) the business of the Company for which the consultant's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of our Company) or otherwise.

         (e) Upon expiry of the Term or the earlier termination of this Agreement, however caused:

                  (i) McKechnie agrees that he will execute and deliver to Xtra all corporate resignations from any officer or director positions held by him in Xtra or in any of its subsidiaries; and
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                  (ii)     McKechnie and Goldeye agree to deliver to Xtra all
                           property of or belonging to or administered by Xtra or its subsidiaries that is within their possession or under their control including, without limiting the generality of the foregoing, all Propriety Information and Documents as defined in the Confidentiality and Non-Compete Agreement referred to in paragraph 10 of this Agreement, a copy of which is annexed hereto as Schedule "B"

         (f) The termination payments contemplated in subparagraphs 14(a) and (d) above will be made upon:

                  (i) execution and delivery to Xtra of a full and final release by McKechnie and Goldeye in a form and substance satisfactory to Xtra;

                  (ii) execution and delivery to Xtra of all corporate resignations from any officer or director positions held by McKechnie in Xtra and in any of its subsidiaries; and

                  (ii) the delivery to Xtra of all property of or belonging to or administered by Xtra or its subsidiaries that is within their possession or under their control including, without limiting the generality of the foregoing, all Propriety Information and Documents as defined in the Confidentiality and Non-Compete Agreement referred to in paragraph 10 of this Agreement, a copy of which is annexed hereto as Schedule "B".

15.      ADDRESS FOR DELIVERY OR NOTICE

         Each notice under this Agreement shall be made in writing and may be sent by facsimile or electronic formatted transmission (e-mail) or delivered to the address for such Party as noted hereunder:

         (a)      if to Xtra,

                  (i)      by regular mail or courier to:

                           6 Kersdale Avenue
                           Toronto ON   M6M 1C8

                  (ii)     by e-mail transmission to:

                           kiomi@sympatico.ca

                  (iii)    by fax to:

                           (416) 981-3055

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                                     - 9 -

         (b)      if to Goldeye,

                  (i)      by regular mail or courier to:

                           P.O. Box 150, Design House
                           Providenciales
                           Turks & Caicos Islands, British West Indies

                  (ii)     by e-mail transmission to:

                           tedmckechnie@rogers.com

         (c)      if to McKechnie,

                  (i)      by regular mail or courier to:

                           446 Drake Circle
                           Waterloo ON   N2T 1L1

                  (ii)     by e-mail transmission to:

                           tedmckechnie@rogers.com

Any of the Parties may change their mailing address, e-mail address or facsimile number by notifying the other Parties in writing.

16.      SEVERABILITY AND CONSTRUCTION OF AGREEMENT

         Each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered severable and, if for any reason whatsoever, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation by a final ruling issued by a court of jurisdiction, agency or tribunal with valid jurisdiction, then that ruling shall not impair the operation of any other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be of full force and effect as of the date upon which the ruling becomes final).

17.      CONSENTS AND WAIVERS

         No consent or waiver by any Party in respect of any breach of a provision of this Agreement shall be deemed to be a consent or waiver of any other breach of this Agreement.

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18.      ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by Goldeye or McKechnie, but may be assigned by Xtra.

19.      ENTIRE AGREEMENT

         This document and the Confidentiality and Non-Compete Agreement referred to in paragraph 10 herein contains the entire agreement made between the Parties as of the effective date of this Agreement and no representations, inducements, promises or agreements not embodied or referenced herein shall be of any force or effect, unless the same are set forth in writing and signed by the Parties hereto.

20.      AMENDMENTS TO AGREEMENT

         This Agreement may be amended from time to time as agreed to in writing between the Parties. Any amending agreement together with the unamended sections of this Agreement shall then constitute the entire agreement between the Parties.

21.      GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL

         This Agreement will be governed by and construed in accordance with the laws prevailing in the State of Nevada. The parties acknowledge and agree that the courts in Toronto, Ontario shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the Parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The Parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement.

22.      EXECUTION OF AGREEMENT

         This Agreement may be signed by the Parties in counterparts, each of which counterpart when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimile or facsimiles shall be deemed to represent the original Agreement.

23.      NO PARTNERSHIP OR AGENCY

         The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute Xtra on the one hand, and Goldeye and McKechnie on the other hand, as a partner, agent or legal representative of the other or others as the case may be, nor create any

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                                     - 11 -

fiduciary relationship between them for any purpose whatsoever. Xtra on the one hand, and Goldeye and McKechnie on the other hand, shall not have any authority to act for or assume any obligation or responsibility on behalf of the other or others as the case may be, except as may be from time to time agreed to in writing or as otherwise expressly provided herein.

         IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the date first above written.


SIGNED, SEALED AND DELIVERED            )       XTRA-GOLD RESOURCES CORP.
     in the presence of                 )
                                        )
                                        )   Per: /s/ Rebecca Kiomi Mori
                                        )            Rebecca Kiomi Mori
                                        )            Secretary and Treasurer
                                        )
                                        )
                                        )        GOLDEYE CONSULTANTS LTD.
                                        )
                                        )
                                        )   Per: /s/ William Edward McKechnie
                                        )            William Edward McKechnie
                                        )            Director
                                        )
                                        )
                                        )        /s/ William Edward McKechnie
                                        )            William Edward McKechnie

                                  SCHEDULE "A"

                   BUSINESS CONSULTING SERVICES TO BE PROVIDED
            TO XTRA-GOLD RESOURCES CORP. BY GOLDEYE CONSULTANTS LTD.

TERMS OF REFERENCE

These written business consulting services which includes responsibilities (the "RESPONSIBILIIES") and accountability has been prepared to empower the Board with a means of directing, assessing, encouraging and compensating the activities of Goldeye and forms the basis for and an addendum to the terms of the management consulting agreement entered into between Xtra and Goldeye Consultants Ltd. ("GOLDEYE") (the "MC AGREEMENT").

COMPLIANCE

The managerial consulting services and performance thereto of Goldeye in fulfilling its Responsibilities set forth hereunder shall, at all times, be subject to compliance with the provisions of applicable laws, rules and regulations. Goldeye shall be subject to and agrees to comply with all internal policies instituted by Xtra.

RANGE OF APPLICATION

The provisions contained in the MC Agreement will be reviewed, assessed and authorized by the Board in the manner set out in the MC Agreement and any compensation committee (the "COMPENSATION COMMITTEE") of Xtra that may be formed at a later date.

SCOPE OF SERVICES

The scope of the Services shall include but not be limited to:

- overseeing ongoing organization and development of the corporate infrastructure of Xtra resulting in a value added support team;

- identifying, developing and directing the implementation of Xtra's business strategy;

- planning and directing Xtra's activities to achieve stated/agreed targets and standards for financial and trading performance, quality, culture and compliance with regulatory matters;

- ensuring organization accountability, internal controls and responsibilities are being complied with by all support team members;

- using best efforts to achieve performance benchmarks established from time to time;

- establishing and assessing performance benchmarks of all support team members;

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                                       A-2

- recruiting, selecting and developing executive team members as may be required from time to time to achieve financial and corporate objectives of Xtra;

- maintaining and developing Xtra's culture, values and reputation within its industry and with all key support, consultants, vendors, partners, financial institutions and regulatory authorities;

- attending and preparing for potential investor meetings and the financial community with a view to increasing Xtra's shareholder base; and

- communicating with the Board and senior management on a regular basis during the course of each year during the Term of the MC Agreement to review and discuss Xtra's business operations and strategies.

SPECIFIC ACCOUNTABILITY

Goldeye shall report directly to the Board. The Board and/or the Compensation Committee will review the performance of Goldeye in connection with each of the Responsibilities, which may be amended from time to time, and will record and discuss their assessment with Goldeye within thirty (30) days of the commencement of full scale placer mine production by Xtra or any of its subsidiaries, but in no event later than six (6) months following the execution of the management consulting agreement dated July 1, 2006 of which this Schedule "A" forms a part thereof. Thereafter, the Board and/or the Compensation Committee will review the performance of Goldeye on a quarterly in connection with the Responsibilities and will record and discuss this assessment with Goldeye at such time.

PERFORMANCE

Above-average timely performance is expected in all areas of responsibility and considered compensation is provided within the position's compensation and stock option base. The success of Xtra and its ability to thrive and prosper in a competitive environment, together with the successful performance by Goldeye will be recognized in a reward for initiative and the Board and/or the Compensation Committee may elect to award additional compensation to be determined, based on the achievement of milestones as may be established from time to time.

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                                  SCHEDULE "B"

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

                  THIS CONFIDENTIALITY AND NON-COMPETE AGREEMENT (the "AGREEMENT") is made and entered into as of the 1st day of July, 2006.

BETWEEN:

                  GOLDEYE CONSULTANTS LTD.
                  P.O. Box 150, Design House
                  Providenciales, Turks & Caicos Islands, British West Indies

                                        (hereinafter referred to as "GOLDEYE")

- and -

                  WILLIAM EDWARD MCKECHNIE,
                  446 Drake Circle - Suite 100
                  Waterloo ON   N2T 1L1

                                        (hereinafter referred to as "MCKECHNIE")

- and -

                  XTRA-GOLD RESOURCES CORP.,
                  a Nevada corporation having a head office at
                  6 Kersdale Avenue
                  Toronto ON   M6M 1C8   Canada

                                        (hereinafter referred to as "XTRA-GOLD")

         WHEREAS as of the date of this Agreement, Xtra-Gold and/or its subsidiaries, Xtra-Gold Mining Limited, Xtra-Gold Exploration Limited, Xtra Oil & Gas (Ghana) Limited (collectively, referred to as "XTRA-GOLD") are engaged in the exploration, development, mineral extraction and production of gold and other resources in the Republic of Ghana (the "BUSINESS");

         AND WHEREAS Xtra-Gold has established a valuable reputation, expertise and goodwill in its Business;

         AND WHEREAS Goldeye and McKechnie, by virtue of Goldeye's engagement with Xtra-Gold and/or any of its subsidiaries, are and may become familiar with and possessed with the manner and methods of business, trade secrets, customer, client, employee and stockholder lists and other confidential information pertaining to the Business;

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                                       B-2

         AND WHEREAS in consideration of and as a condition to Xtra-Gold's engagement of Goldeye's consulting services on the terms and conditions set out in the Management Consulting Agreement made effective as of July 1, 2006 between Xtra-Gold, Goldeye and McKechnie (hereinafter the "CONSULTING AGREEMENT"), Goldeye and McKechnie agreed to enter into this Confidentiality and Non-Compete Agreement;

         NOW THEREFORE IN CONSIDERATION OF Xtra-Gold's engagement of Goldeye's consulting services on the terms and conditions set out in the Consulting Agreement and other good and valuable consideration the receipt of which is hereby acknowledged, Goldeye, McKechnie and Xtra-Gold (hereinafter the "PARTIES") agree as follows:

1.       COVENANT NOT TO COMPETE

         Goldeye and McKechnie each acknowledge and recognize the highly competitive nature of Xtra-Gold's Business and that the goodwill, continued patronage, and specifically the names and addresses of Xtra-Gold's Clients (as defined herein) constitute a substantial asset of Xtra-Gold having been acquired through considerable time, money and effort. Accordingly, Goldeye and McKechnie each agree to the following:

         (i) that during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), they will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, creditor or otherwise;

         (ii) that during the Restricted Period and within the Restricted Area, they will not, directly or indirectly, compete with Xtra-Gold by soliciting, inducing or influencing any of Xtra-Gold's Clients to discontinue or reduce their business relationship with Xtra-Gold;

         (iii) that during the Restricted Period and within the Restricted Area, they will not (A) directly or indirectly recruit, solicit or otherwise influence any employee, consultant or agent of Xtra-Gold to discontinue their employment, consultancy or agency relationship with Xtra-Gold as the case may be, or (B) in connection with any business which competes directly or indirectly with the Business Activities of Xtra-Gold (the "COMPETITIVE BUSINESS"), employ or seek to employ, or cause or permit to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date) an employee, consultant or agent of Xtra-Gold; or (C) directly or indirectly discourage any Xtra-Gold Client from doing business with Xtra-Gold.

2.       NON-DISCLOSURE OF INFORMATION

         Goldeye and McKechnie each acknowledge that as a result of their relationship with Xtra-Gold, they have and will continue to acquire confidential information, whether or not originated by them, that relates to the Business or affairs of Xtra-Gold and/or its customers (hereafter the "PROPRIETARY INFORMATION") including , but not limited to, Xtra-Gold's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, stockholder, customer or vendor lists, products, services, mining methods, development, technical information, marketing activities and procedures, credit and financial data concerning Xtra-Gold and/or Xtra-Gold's Clients. Goldeye and McKechnie each agree that the Proprietary Information is a valuable, special and unique asset of Xtra-Gold and/or its Clients as the case may be, that access thereto and knowledge thereof was and continues to be essential to the performance of their services to Xtra-Gold, and that it is reasonable and necessary for each of them to make the following covenants regarding their conduct during and subsequent to the term of the Consulting Agreement:

         (i) at all times during and subsequent to the term of the Consulting Agreement, they will not disclose the Proprietary Information to any person or entity (other than as necessary in carrying out the services contemplated in the Consulting Agreement) without first obtaining Xtra-Gold's written consent unless such Proprietary Information has been publicly disclosed generally without breach of this Agreement or upon written advice of legal counsel reasonably satisfactory to Xtra-Gold that they are legally required to disclose such Proprietary Information;

         (ii) at all times during and subsequent to the term of the Consulting Agreement , they will not use, copy, transfer or destroy any Proprietary Information (other than as necessary in carrying out the services contemplated in the Consulting Agreement) without first obtaining Xtra-Gold's written consent, and they will take all reasonable precautions to prevent inadvertent use, copying, transfer or destruction of any Proprietary Information unless such Proprietary Information has been publicly disclosed generally without breach of this agreement or upon written advice of legal counsel reasonably satisfactory to Xtra-Gold that they are legally required to disclose such Proprietary Information;

         (iii) Documents (as hereinafter defined) prepared by Goldeye or McKechnie or that come into their possession during their association with Xtra-Gold are and remain the property of Xtra-Gold, whether or not such Documents contain Proprietary Information; and

         (iv) on the expiry of the term of the Consulting Agreement or such earlier termination of the Consulting Agreement, however caused, or on receipt of Xtra-Gold's written request, they shall deliver to Xtra-Gold at Xtra-Gold's principal place of business as provided in this Agreement all property of or belonging to or administered by Xtra-Gold and/or its Clients including without limiting the generality of the foregoing, all Propriety Information and Documents within their possession or under their control.

3.       DEVELOPMENT OF INTELLECTUAL PROPERTY

         (i) Goldeye and McKechnie each agree that they will, during the term of the Consulting Agreement, disclose promptly to Xtra-Gold in writing any and all inventions, special procedures, processes or products and any improvements in or modifications of existing inventions, special procedures, processes, or products relating to or connected with the Business Activities, whether or not patentable, conceived, developed or made by them either alone or in conjunction with others during the term of the Consulting Agreement, whether conceived, developed or made upon Xtra-Gold's premises, or with Xtra-Gold's material or facilities, or otherwise, and all of said inventions, special procedures, processes, products, improvements and modifications shall be the sole and exclusive property of Xtra-Gold.

         (ii) At the option and request of Xtra-Gold, Goldeye and McKechnie will promptly execute, acknowledge and deliver during the term of the Consulting Agreement and at all times thereafter, without any payment or other consideration from Xtra-Gold, such applications, assignments and other instruments which Xtra-Gold shall deem necessary in order to (i) apply for and obtain letters patent, trademarks, service marks or other intellectual property protection in the United States and any foreign countries for any and all of the aforesaid inventions or discoveries described above, and (ii) assign and convey to Xtra-Gold the sole and exclusive right, title and interest therein, and they will assist Xtra-Gold or its nominee in every proper way, at Xtra-Gold's cost and expense, in accomplishing any and all of the foregoing.

4.       DEFINITIONS

         In this Agreement, the following terms have the meanings:

         (a) DOCUMENTS. "DOCUMENTS" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers, books, records, tangible things, correspondence, communications, electronically transmitted messages (e-mails and faxes), memoranda, work-papers, reports, presentations, affidavits, statements, summaries, analyses, evaluations, stockholder and client records and information, agreements, agendas, advertisements; instructions, charges, manuals, brochures, publications, directories, industry lists, schedules, client lists, vendor lists, statistical records, training manuals, computer printouts, books of account, records and invoices, technical data, including but not limited to mining leases, prospecting licences, permits, feasibility reports, surveys, site plans, mining operation plans reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

         (b) XTRA-GOLD'S CLIENTS. The "XTRA-GOLD'S CLIENTS" mean any persons, partnerships, corporations, stockholders, potential investors, professional associations or advisors or other organizations for or with whom Xtra-Gold performed or intended to perform Business Activities at any time during the period Goldeye performed consulting services for Xtra-Gold or McKechnie held any offices or directorships in Xtra-Gold including under the Consulting Agreement.

         (c) RESTRICTIVE PERIOD. The "RESTRICTIVE PERIOD" means during the term of the Consulting Agreement and for a period of two (2) years following the termination of the Consulting Agreement, however caused.

         (d) RESTRICTED AREA. The "RESTRICTED AREA" means within 100 kilometers from where Xtra-Gold carries on its Business.

         (e) BUSINESS ACTIVITIES. "BUSINESS ACTIVITIES" means the Business during the 12 month period prior to the expiry of the term of the Consulting Agreement or its earlier termination.

5.       COVENANTS AS ESSENTIAL INDUCEMENTS OF THIS AGREEMENT

         It is understood by and between the parties hereto that the foregoing covenants contained in this Agreement are essential inducements to Xtra-Gold to engage Goldeye and McKechnie under the Consulting Agreement, and that but for the agreement by Goldeye and McKechnie to comply with such covenants, Xtra-Gold would not have agreed to continue to engage them. Such covenants by Goldeye and McKechnie shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the Parties shall not constitute a defense to the enforcement of such covenants against Goldeye and/or McKechnie.

6.       SURVIVAL AFTER TERMINATION OF AGREEMENT

         Notwithstanding anything to the contrary contained in this Agreement, the covenants contained herein shall survive the engagement of Goldeye and McKechnie by Xtra-Gold and shall continue in force after expiry of the term or other termination of the Consulting Agreement, however caused.

7.       REMEDIES

         (i) Goldeye and McKechnie each acknowledge and agree that Xtra-Gold's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and the breach shall be per se deemed as causing irreparable harm to Xtra-Gold. In recognition of this fact, in the event of a breach by Goldeye and/or McKechnie of any of the provisions of this Agreement, Goldeye and McKechnie each agree that, in addition to any remedy at law available to Xtra-Gold, including, but not limited to monetary damages, Xtra-Gold, without posting any bond, shall be entitled to obtain, and they each agree not to oppose Xtra-Gold's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to Xtra-Gold.

         (ii) Goldeye and McKechnie each acknowledge that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of this Agreement and consequently agree, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with Xtra-Gold. Nothing herein contained shall be construed as prohibiting Xtra-Gold from pursuing any other remedies available to it for such breach or threatened breach.

         (iii) Nothing herein contained shall be construed as prohibiting Xtra-Gold from pursuing any other remedies available to it for such breach or threatened breach.

8.       COUNTERPARTS

         This Agreement may be signed by the Parties in counterparts, each of which counterpart when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimile or facsimiles shall be deemed to represent the original Agreement.

9.       BINDING EFFECT/ASSIGNMENT

         This Agreement shall be binding upon the Parties and their respective heirs, executors, legal representatives, successors and assigns. This Agreement shall not be assignable by any Party without the express written consent of all Parties.

10.      GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL

         This Agreement will be governed by and construed in accordance with the laws prevailing in the State of Nevada. The parties acknowledge and agree that the courts in Toronto, Ontario shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the Parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The Parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement.

11.      SEVERABILITY

         The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12.      EXPENSES TO ENFORCE

         If it becomes necessary for Xtra-Gold to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of Xtra-Gold, then Goldeye and McKechnie each agree to reimburse Xtra-Gold for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce Xtra-Gold's rights hereunder.

13.      NOTICES

         Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed facsimile as set forth in the first paragraph of this Agreement, or at such other place as any of the Parties may designate.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

                                        XTRA-GOLD RESOURCES CORP.


                                        By: /s/ R. Kiomi Mori
                                                R. Kiomi Mori
                                                Secretary and Treasurer


                                        GOLDEYE CONSULTANTS LTD.


                                        By: /s/ William Edward McKechnie
                                                William Edward McKechnie
                                                Director


                                            /s/ William Edward McKechnie
                                                William Edward McKechnie
                                                Chief Executive Officer
                                                ---------------------------
                                                Office Held (if applicable)